                                                                    EXHIBIT 10.3

On August 31, 2006, Wright Express Corporation (the "Company") purchased put option contracts and sold call option contracts, designed to be a costless collar, on the retail price of diesel fuel with Bank of America, N.A. and on the wholesale price of gasoline with J. Aron & Company (collectively, the "Contracts"). The Contracts have an aggregate notional amount of approximately
11.2 million gallons of gasoline and diesel fuel and will expire on a monthly basis during the first, second and third quarters of 2008. The settlement of the Contracts is based upon the New York Mercantile Exchange's New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending and the U.S. Department of Energy's weekly retail on-highway national U.S. average diesel price for the month. The Contracts lock in a weighted average retail floor price of approximately $2.65 per gallon and a weighted average retail ceiling price of approximately $2.71 per gallon.

Following is the form of confirmation evidencing the purchase and sale by the Company of the put and call option contract from and to Bank of America, N.A. on the diesel fuel. The form of confirmation for the purchase of the gasoline option is filed as Exhibit 10.18 to the Company's quarterly report on Form 10-Q filed with the Securities and Exchange Commission on October 27, 2005, File No. 001-32426.

Bank of America, N.A.
233 South Wacker Drive, Suite 2800
Chicago, IL  60606

DATE:                        SEPTEMBER 1, 2006

TO:                          WRIGHT EXPRESS CORPORATION
ATTN:                        ____________
FAX NO:                      ____________

FROM:                        BANK OF AMERICA, N.A.
ATTN:                        COMMODITIES
FAX NO:                      ____________
TEL NO:                      ____________

TRANSACTION REF. NO.:        ____________

Dear Sir/Madam;

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Wright Express Corporation (Party "B") and Bank of America, N.A. (Party "A") (each a "Party" and together "the Parties") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below (the "Agreement").

The definitions and provisions contained in the 2005 ISDA Commodity Definitions, as published by the International Swaps and Derivatives Association, Inc., (the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of April 20, 2005 as amended and supplemented from time to time between the parties. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Transaction to which this Confirmation related are as follows:

      Notional Quantity per Calculation See       Schedule A
      Period:

      Total Notional Quantity:                    ____________Gallons

      Commodity:                                  ____________

      Trade Date:                                 ____________

      Effective Date:                             ____________

      Termination Date:                           ____________

      Put Seller/Call Buyer:                      Party A

      Put Buyer/Call Seller:                      Party B

      Option Style:                               Asian

      Option Type:                                Collar

      Calculation Period:            Monthly, from and including ____________ to
                                     and including ____________

      Commodity Reference Price:     DIESEL FUEL - ON - HIGHWAY - ENERGY
                                     INFORMATION ADMINISTRATION

      Specified Price:               For each Calculation Period, the Floating
                                     Price shall be calculated as the arithmetic average of the weekly mean price per gallon for Retail On - Highway Diesel Fuel, as published by the Energy Information
                                     Administration (statistical price agency for the U.S. Department of Energy) under the column, "National - U.S. AVG."

      Pricing Dates:                 Each Commodity Business Day in the relevant
                                     Calculation Period

      Call Strike Price:             USD ____________ per Gallon

      Put Strike Price:              USD ____________ per Gallon

PROCEDURE FOR EXERCISE

      Expiration Date(s):            In respect of a Calculation Period, the
                                     final Pricing Date of that Calculation
                                     Period

      Automatic Exercise:            Applicable

      Cash Settlement:               Applicable

      Settlement Date(s):            Monthly, Five (5) Business Days following
                                     each Expiration Date

      Business Day:                  New York

      Calculation Agent:             As per the agreement

ROUNDING:

All amounts resulting from the calculation of the Floating Price(s) shall be rounded as follows:

(a) If the relevant unit of measure is MMBtus or Gallons, then the Floating Price shall be rounded to the nearest four decimal places (with 0.00005 being rounded upwards (e.g.0.33334 being rounded down to 0.3333 and 0.33335 being rounded up to 0.3334)).

(b) If the relevant unit of measure is Barrels, Metric Tonnes or MWh then the Floating Price shall be rounded to the nearest three decimal places (with
      0.0005 being rounded upwards (e.g.0.3334 being rounded down to 0.333 and 0.3335 being rounded up to 0.334)).

(c) If the relevant unit of measure is Therms and Cubic Metres, then the Floating Price shall be rounded to the nearest five decimal places (with
      0.000005 being rounded upwards (e.g. 0.333334 being rounded down to 0.33333 and 0.333335 being rounded up to 0.33334)).

(d) If the relevant unit of measure is Hectolitres, then the Floating Price shall be rounded to the nearest two decimal places (with 0.005 being rounded upwards (e.g. 0.334 being rounded down to 0.33 and 0.335 being rounded up to 0.34)).

RECORDING OF CONVERSATIONS:

Each party to this Transaction acknowledges and agrees to the tape recording of conversations between the parties to this Transaction whether by one or other or both of the parties or their agents, and that any such tape recordings may be submitted in evidence in any Proceedings relating to the Agreement and/or this Transaction.

ACCOUNT DETAILS:

Payments to Party A:   Please see invoice for settlement instructions

Payments to Party B:   Please see invoice for settlement instructions

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by responding within three (3) Business Days of receipt of this Confirmation by returning via telecopier an executed copy of this Confirmation in its entirety to the attention of Global FX and Derivative Operations, fax #:
1-866-204-4836.

Failure to respond within such period shall not affect the validity or enforceability of this Transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

                                   SCHEDULE A

CACLULATION PERIOD                NOTIONAL QUANTITY PER CALCULATION PERIOD (GAL)
-----------------------------     ----------------------------------------------
________________                  ___________________
________________                  ___________________
________________                  ___________________
________________                  ___________________

YOURS SINCERELY,            ACCEPTED AND CONFIRMED AS OF THE DATE FIRST WRITTEN:

BANK OF AMERICA, N.A.       WRIGHT EXPRESS CORPORATION

/s/ Dave Walker             /s/ Greg Strzegowski
-------------------------   ----------------------------------------------------
Dave Walker                 Name: Greg Strzegowski
Senior Vice President       Title: VP and Controller

                            ____________________________________________________